SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Decmeber 11, 2007

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material change to existing compensatory plans of certain officers

(1)  The Compensation and Benefits Committee of the Board of Directors (the "Committee") and the Board of Directors of Charter Communications, Inc. (the "Company) have approved the 2008 Executive Bonus Plan (the "Plan"), including the performance metrics and target amounts, for certain officers of the Company.  The performance metrics and target amounts are generally consistent with previously disclosed awards and grants.  However, the Committee approved a change in the Plan which would allow participants in the Plan to be awarded a 50% payout of the bonus beginning at 95% attainment of the performance metrics; provided that the amount of any bonus paid under the Plan would be capped at 150% payout at 105% attainment of the performance metrics.  Previously, bonuses could only be awarded at above 95% of performance attainment and total payout was capped at 165% payout.

A more detailed description of the 2008 Executive Bonus Plan is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 5.02:

Exhibit Number	Description

10.1	2008 Executive Bonus Plan.*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: December 14, 2007

By:/s/ Jeffrey T. Fisher Name: Jeffrey T. Fisher Title: Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.1	2008 Executive Bonus Plan.*

* filed herewith